Exhibit 99.1
COMERICA REPORTS THIRD QUARTER 2005 EARNINGS
DETROIT/October 19, 2005 — Comerica Incorporated (NYSE: CMA) today reported third quarter 2005 earnings of $238 million, or $1.41 per diluted share, compared to $217 million, or $1.28 per diluted share, for the second quarter 2005 and $196 million, or $1.13 per diluted share, for the third quarter 2004.

(dollar amounts in millions)	3rd Qtr ‘05	2nd Qtr ‘05	3rd Qtr ‘04
Diluted EPS	$1.41	$1.28	$1.13
Net Interest Income	$512	$483	$451
Net Interest Margin	4.15%	4.09%	3.86%
Provision for Loan Losses	$(30)	$2	$—
Noninterest Income	$232	$219	$206
Noninterest Expenses	$422	$383	$372
Net Income	$238	$217	$196
Return on Equity	18.59%	16.99%	15.68%
“Comerica’s third quarter results demonstrate solid financial performance,“ said Ralph W. Babb Jr., chairman and chief executive officer. “They also reflect our continuing investments in people, branches and technology, which are aimed at improving the balance of our business mix.“
Net Interest Income
Net interest income was $512 million for the third quarter 2005, compared to $483 million for the second quarter 2005 and $451 million for the third quarter 2004. In the third quarter 2005, the Corporation changed its warrant accounting, and recorded an adjustment to reflect its portfolio of warrants for non-marketable equity securities at fair value. Since a majority of these warrants were obtained as part of the loan origination process, the adjustment that resulted from the accounting change increased net interest income by $20 million in the third quarter 2005. The $29 million increase in net interest income from the second quarter 2005 resulted from the warrant accounting change discussed above, the spread improvement provided by non-interest bearing deposits in a rising interest rate environment, and the impact of one more day in the third quarter 2005. Average earning assets of $49.1 billion for the third quarter 2005 increased $1.7 billion from the second quarter 2005, primarily as a result of a $1.4 billion, or 3 percent, increase in average loans to $44.6 billion for the third quarter 2005. The Financial Services Division contributed $1.2 billion of the increase in average loans for the third quarter 2005. Average deposits of $41.3 billion for the third quarter 2005 increased $1.3 billion, or 3 percent, from the second quarter 2005. The Financial Services Division contributed $491 million of the increase in average deposits for the third quarter 2005. Average short-term borrowings increased $622 million in the third quarter 2005, when compared to the prior quarter.
The net interest margin increased six basis points from the second quarter 2005 to 4.15 percent in the third quarter 2005. The change in warrant accounting added 16 basis points to the net interest margin in the third quarter 2005. The net interest margin was also positively impacted by a greater contribution from noninterest-bearing deposits in a higher rate environment. Partially offsetting these increases were higher levels of low rate loans provided to customers of the Corporation’s Financial Services Division.
Noninterest Income
Noninterest income was $232 million for the third quarter 2005, compared to $219 million for the second quarter 2005 and $206 million for the third quarter 2004. Included in other noninterest income in the third quarter 2005 was income (net of write-downs) from unconsolidated venture capital and private equity investments of $13 million, compared to write-downs (net of income distributions) of $5 million in the second quarter 2005. Also included in other noninterest income in the third quarter 2005 were risk management hedge ineffectiveness losses of $3 million, compared to $5 million of gains in the second quarter 2005.
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COMERICA REPORTS THIRD QUARTER 2005 EARNINGS — 2
Noninterest Expenses
Noninterest expenses were $422 million for the third quarter 2005, compared to $383 million for the second quarter 2005 and $372 million for the third quarter 2004. Salaries expense increased $12 million in the third quarter 2005, compared to the second quarter 2005, primarily from increases in business unit incentives, including a $4 million accrual related to the warrant accounting change discussed above. Customer services expense was $29 million in the third quarter 2005, compared to $10 million for the second quarter 2005. Customer services expense varies from period to period as a result of changes in the level of noninterest-bearing deposits in the Corporation’s Financial Services Division and the earnings credit allowances provided on these deposits.
Credit Quality

(dollar amounts in millions)	3rd Qtr ‘05	2nd Qtr ‘05	3rd Qtr ‘04
Net Charge-offs	$21	$29	$33
Net Charge-offs/Average Total Loans	0.18%	0.27%	0.33%
Provision for Loan Losses	$(30)	$2	$—
Nonperforming Assets (NPAs)	$220	$246	$388
NPAs/Total Loans, Other Real Estate & Nonaccrual Debt Securities	0.52%	0.57%	0.98%
Allowance for Loan Losses	$558	$609	$729
Allowance for Loan Losses/Total Loans	1.33%	1.41%	1.83%
Allowance for Credit Losses on Lending-related Commitments*	$14	$15	$24

* Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.
During the third quarter 2005, $81 million of loans greater than $2 million were transferred to nonaccrual status, an increase of $34 million from the second quarter 2005. Of the loans transferred to nonaccrual during the third quarter 2005, $44 million were in the airline industry. Nonperforming assets were $220 million at September 30, 2005, a decrease of $26 million from June 30, 2005.
“Continued improvement in credit quality metrics in the third quarter 2005 resulted in a $51 million decline in the allowance for loan losses from the second quarter,” said Babb. “Nonperforming assets and net charge-offs continued to improve from already low levels.”
Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $54.3 billion and $5.1 billion, respectively, at September 30, 2005, compared to $54.7 billion and $5.1 billion, respectively, at June 30, 2005. There were approximately 165 million shares outstanding at September 30, 2005, compared to approximately 167 million shares outstanding at June 30, 2005. In the third quarter 2005, approximately 2.4 million shares were repurchased in the open market for $147 million. Comerica’s third quarter 2005 estimated tier 1 common, tier 1 and total risk-based capital ratios were 8.00 percent, 8.62 percent and 11.99 percent, respectively.
Business Segments
Comerica’s operations are strategically aligned into three major business segments: the Business Bank, Small Business & Personal Financial Services, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and are presented on a fully taxable equivalent (FTE) basis.
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COMERICA REPORTS THIRD QUARTER 2005 EARNINGS — 3
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	3rd Qtr ‘05		2nd Qtr ‘05		3rd Qtr ‘04

Business Bank	$186	75%	$163	71%	$173	70%
Small Business & Personal Financial Services	40	16	49	21	48	20
Wealth & Institutional Management	23	9	17	8	25	10

	249	100%	229	100%	246	100%
Finance	(20)		(18)		(40)
Other*	9		6		(10)

Total	$238		$217		$196

* Includes items not directly associated with the major business segments or the Finance Division
Net income for the Business Bank was $186 million for the third quarter 2005, compared to $163 million for the second quarter 2005. Net interest income (FTE) of $367 million in the third quarter 2005 increased $17 million from the second quarter 2005. Third quarter 2005 net interest income (FTE) includes a $20 million adjustment resulting from the warrant accounting change discussed above, partially offset by higher levels of low rate loans in the Financial Services Division. The provision for loan losses decreased $41 million, to a negative $23 million in the third quarter 2005, compared to $18 million in the second quarter 2005, due to improvements in credit quality and an increase in recoveries. Average loans of $35.3 billion in the third quarter 2005 increased $1.2 billion, or 3 percent, compared to the second quarter 2005, primarily due to a $1.2 billion increase in loans in the Financial Services Division. Average deposits of $20.9 billion in the third quarter 2005 increased $525 million, or 3 percent, compared to the second quarter 2005, primarily due to higher deposits in the Financial Services Division. Third quarter 2005 noninterest expenses of $184 million increased $25 million from the second quarter 2005, primarily due to a $19 million increase in customer service expenses in the Financial Services Division and $4 million in incentive compensation accrual related to the warrant accounting change discussed above.
Net income for Small Business & Personal Financial Services was $40 million for the third quarter 2005, compared to $49 million for the second quarter 2005. Net interest income (FTE) of $153 million in the third quarter 2005 increased $1 million, compared to the second quarter 2005. The provision for loan losses increased $9 million, to $7 million in the third quarter 2005, compared to a negative $2 million in the second quarter 2005. Average loans of $5.9 billion in the third quarter 2005 increased $94 million, or 2 percent, over the second quarter 2005. Average deposits were $16.8 billion in the third quarter 2005, compared to $16.9 billion in the second quarter 2005.
Net income for Wealth & Institutional Management was $23 million for the third quarter 2005, compared to $17 million for the second quarter 2005. Net interest income (FTE) of $38 million in the third quarter 2005 increased $1 million from the second quarter 2005. Average loans were $3.4 billion in the third quarter 2005, compared to $3.3 billion in the second quarter 2005. Average deposits were $2.6 billion in the third quarter 2005, compared to $2.4 billion in the second quarter 2005. Noninterest income of $83 million in the third quarter 2005 increased $4 million from the second quarter 2005, primarily due to an increase in investment advisory revenue.
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COMERICA REPORTS THIRD QUARTER 2005 EARNINGS – 4
Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest & Other Markets, Western, Texas and Florida. The financial results below are presented on a FTE basis.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	3rd Qtr ‘05		2nd Qtr ‘05		3rd Qtr ‘04

Midwest & Other Markets	$134	54%	$111	48%	$121	49%
Western	88	35	85	37	91	37
Texas	20	8	29	13	29	12
Florida	7	3	4	2	5	2

	249	100%	229	100%	246	100%
Finance & Other	(11)		(12)		(50)

Total	$238		$217		$196

Net income for the Midwest & Other markets was $134 million in the third quarter 2005, compared to $111 million in the second quarter 2005. Net interest income (FTE) of $272 million in the third quarter 2005 was unchanged, compared to the second quarter 2005. The provision for loan losses declined $30 million in the third quarter 2005, compared to the second quarter 2005, due to improvements in credit quality. Average loans were $23.8 billion in the third quarter 2005, compared to $23.9 billion in the second quarter 2005. Average deposits of $18.9 billion in the third quarter 2005 remained flat, compared to the second quarter 2005.
Net income for the Western market was $88 million for the third quarter 2005, compared to $85 million for the second quarter 2005. Net interest income (FTE) of $214 million in the third quarter 2005 increased $18 million from the second quarter 2005. Third quarter 2005 net interest income (FTE) includes a $20 million adjustment resulting from the warrant accounting change discussed above, partially offset by higher levels of low rate loans in the Financial Services Division. The provision for loan losses declined $13 million in the third quarter 2005, compared to the second quarter 2005, due to improvements in credit quality. Average loans of $14.2 billion in the third quarter 2005 increased $1.3 billion, compared to the second quarter 2005, primarily due to a $1.2 billion increase in loans in the Financial Service Division. Average deposits of $17.4 billion in the third quarter 2005 increased $638 million, primarily due to higher deposits in the Financial Services Division. Third quarter 2005 noninterest expenses increased $24 million to $122 million, compared to the second quarter 2005, primarily due to a $19 million increase in customer service expenses in the Financial Services Division and $4 million in incentive compensation accrual related to the warrant accounting change discussed above.
Net income for the Texas market was $20 million for the third quarter 2005, compared to $29 million for the second quarter 2005. Net interest income (FTE) of $61 million in the third quarter 2005 increased $1 million from the second quarter 2005. The provision for loan losses increased $12 million, to $2 million in the third quarter 2005, compared to a negative $10 million in the second quarter 2005. Average loans of $5.1 billion increased $125 million, or 3 percent, compared to the second quarter 2005. Average deposits were $3.6 billion in the third quarter 2005, compared to $3.7 billion in the second quarter 2005.
Net income for the Florida market was $7 million for the third quarter 2005, compared to $4 million for the second quarter 2005.
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COMERICA REPORTS THIRD QUARTER 2005 EARNINGS – 5
Conference Call and Webcast
Comerica will host a conference call to review third quarter 2005 financial results at 8 a.m. ET Wednesday, October 19, 2005. Interested parties may access the conference call by calling (706) 679-5261 (event ID No. 9528943). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay of the conference call will be available approximately two hours following the call through Saturday, November 19, 2005. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 9528943). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Detroit, strategically aligned into three major business segments: the Business Bank, Small Business & Personal Financial Services, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful.
Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive industry, the anticipated performance of any new banking branches, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Sharon R. McMurray	Paul E. Burdiss
(313) 222-4881	(313) 222-2840

Wayne J. Mielke	Paul Jaremski
(313) 222-4732	(313) 222-6317

CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2005	2005	2004	2005	2004

PER SHARE AND COMMON STOCK DATA
Diluted net income	$1.41	$1.28	$1.13	$3.85	$3.15
Cash dividends declared	0.55	0.55	0.52	1.65	1.56
Common shareholders’ equity (at period end)	30.81	30.60	29.52

Average diluted shares (in thousands)	168,387	169,608	172,864	169,687	174,346

KEY RATIOS
Return on average common shareholders’ equity	18.59%	16.99%	15.68%	17.11%	14.57%
Return on average assets	1.78	1.68	1.55	1.68	1.44
Average common shareholders’ equity as a percentage of average assets	9.57	9.88	9.91	9.81	9.88
Tier 1 common capital ratio *	8.00	7.88	8.16
Tier 1 risk-based capital ratio *	8.62	8.49	8.81
Total risk-based capital ratio *	11.99	12.08	13.06
Leverage ratio *	10.10	10.36	10.28

AVERAGE BALANCES
Commercial loans	$25,230	$24,122	$22,096	$24,207	$21,997
Real estate construction loans	3,202	3,101	3,273	3,119	3,293
Commercial mortgage loans	8,631	8,513	7,951	8,488	7,989
Residential mortgage loans	1,418	1,357	1,239	1,362	1,225
Consumer loans	2,703	2,673	2,671	2,703	2,650
Lease financing	1,300	1,283	1,266	1,281	1,276
International loans	2,098	2,185	2,149	2,173	2,171

Total loans	$44,582	$43,234	$40,645	$43,333	$40,601
Earning assets	49,066	47,412	46,426	47,716	46,960
Total assets	53,462	51,635	50,348	51,959	50,891
Interest-bearing deposits	25,540	25,005	25,722	25,402	26,173
Total interest-bearing liabilities	31,488	30,501	30,435	30,794	31,055
Noninterest-bearing deposits	15,734	14,995	14,012	14,955	13,910
Common shareholders’ equity	5,116	5,100	4,990	5,096	5,029

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$513	$484	$452	$1,458	$1,346
Fully taxable equivalent adjustment	1	1	1	3	2
Net interest margin	4.15%	4.09%	3.86%	4.08%	3.82%

CREDIT QUALITY
Nonaccrual loans	$186	$212	$361
Other real estate	34	34	27
Total nonperforming assets	220	246	388
Loans 90 days past due and still accruing	14	24	20
Gross charge-offs	47	43	53	$136	$213
Recoveries	26	14	20	48	54
Net charge-offs	21	29	33	88	159

Allowance for loan losses as a percentage of total loans	1.33%	1.41%	1.83%
Net loans charged off as a percentage of average total loans	0.18	0.27	0.33	0.27%	0.52%
Nonperforming assets as a percentage of total loans, other real estate and nonaccrual debt securities	0.52	0.57	0.98
Allowance for loan losses as a percentage of total nonperforming assets	253	248	188

ADDITIONAL DATA
Goodwill	$247	$247	$247
Other intangibles	1	1	1
Loan servicing rights	19	19	20
Deferred mutual fund distribution costs	7	7	9
Amortization of intangibles	—	—	—	$—	$1

* September 30, 2005 ratios are estimated

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2005	2005	2004	2004

ASSETS
Cash and due from banks	$1,795	$1,687	$1,139	$1,560
Short-term investments	3,619	3,402	3,230	5,055
Investment securities available-for-sale	4,088	3,947	3,943	4,198

Commercial loans	22,754	23,690	22,039	21,146
Real estate construction loans	3,289	3,168	3,053	3,276
Commercial mortgage loans	8,700	8,536	8,236	7,931
Residential mortgage loans	1,444	1,394	1,294	1,263
Consumer loans	2,696	2,701	2,751	2,722
Lease financing	1,286	1,296	1,265	1,260
International loans	1,972	2,239	2,205	2,117

Total loans	42,141	43,024	40,843	39,715
Less allowance for loan losses	(558)	(609)	(673)	(729)

Net loans	41,583	42,415	40,170	38,986

Premises and equipment	499	481	415	399
Customers’ liability on acceptances outstanding	39	35	57	41
Accrued income and other assets	2,726	2,722	2,812	2,720

Total assets	$54,349	$54,689	$51,766	$52,959

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$17,702	$19,236	$15,164	$16,811
Interest-bearing deposits	25,968	24,817	25,772	25,424

Total deposits	43,670	44,053	40,936	42,235

Short-term borrowings	241	108	193	225
Acceptances outstanding	39	35	57	41
Accrued expenses and other liabilities	1,242	1,067	1,189	1,021
Medium- and long-term debt	4,066	4,309	4,286	4,401

Total liabilities	49,258	49,572	46,661	47,923

Common stock — $5 par value:
Authorized - 325,000,000 shares
Issued - 178,735,252 shares at 9/30/05, 6/30/05, 12/31/04 and 9/30/04	894	894	894	894
Capital surplus	448	433	421	408
Accumulated other comprehensive loss	(158)	(99)	(69)	(24)
Retained earnings	4,683	4,546	4,331	4,222
Less cost of common stock in treasury - 13,469,654 shares at 9/30/05, 11,513,612 shares at 6/30/05, 8,259,328 shares at 12/31/04 and 8,169,292 shares at 9/30/04	(776)	(657)	(472)	(464)

Total shareholders’ equity	5,091	5,117	5,105	5,036

Total liabilities and shareholders’ equity	$54,349	$54,689	$51,766	$52,959

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2005	2004	2005	2004

INTEREST INCOME
Interest and fees on loans	$674	$514	$1,856	$1,510
Interest on investment securities	38	36	107	111
Interest on short-term investments	7	8	18	25

Total interest income	719	558	1,981	1,646

INTEREST EXPENSE
Interest on deposits	147	79	377	224
Interest on short-term borrowings	16	1	28	2
Interest on medium— and long-term debt	44	27	121	76

Total interest expense	207	107	526	302

Net interest income	512	451	1,455	1,344
Provision for loan losses	(30)	—	(27)	85

Net interest income after provision for loan losses	542	451	1,482	1,259

NONINTEREST INCOME
Service charges on deposit accounts	55	57	163	178
Fiduciary income	44	43	133	128
Commercial lending fees	16	14	44	41
Letter of credit fees	18	17	56	49
Foreign exchange income	9	9	27	28
Brokerage fees	10	9	27	27
Investment advisory revenue, net	14	8	36	26
Card fees	10	8	28	23
Bank-owned life insurance	9	10	28	28
Equity in earnings of unconsolidated subsidiaries	4	3	13	11
Warrant income	2	1	7	6
Net securities losses	—	(6)	—	—
Net gain on sales of businesses	1	—	1	7
Other noninterest income	40	33	98	102

Total noninterest income	232	206	661	654

NONINTEREST EXPENSES
Salaries	209	185	595	567
Employee benefits	46	40	137	119

Total salaries and employee benefits	255	225	732	686
Net occupancy expense	30	32	90	93
Equipment expense	14	14	42	43
Outside processing fee expense	19	16	56	51
Software expense	12	11	35	31
Customer services	29	8	50	17
Litigation and operational losses	4	16	14	27
Other noninterest expenses	59	50	160	165

Total noninterest expenses	422	372	1,179	1,113

Income before income taxes	352	285	964	800
Provision for income taxes	114	89	310	250

NET INCOME	$238	$196	$654	$550

Basic net income per common share	$1.43	$1.15	$3.90	$3.19
Diluted net income per common share	1.41	1.13	3.85	3.15

Cash dividends declared on common stock	92	88	277	268
Dividends per common share	0.55	0.52	1.65	1.56

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2005 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2005		Third Quarter 2004
(in millions, except per share data)	2005	2005	2005	2004	2004	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$674	$616	$566	$544	$514	$58	9.6%	$160	31.2%
Interest on investment securities	38	34	35	36	36	4	10.5	2	6.8
Interest on short-term investments	7	5	6	11	8	2	16.6	(1)	(22.5)

Total interest income	719	655	607	591	558	64	9.7	161	28.8

INTEREST EXPENSE
Interest on deposits	147	122	108	91	79	25	20.3	68	85.2
Interest on short-term borrowings	16	9	3	2	1	7	77.2	15	N/M
Interest on medium— and long-term debt	44	41	36	32	27	3	8.0	17	62.2

Total interest expense	207	172	147	125	107	35	20.3	100	92.7

Net interest income	512	483	460	466	451	29	5.9	61	13.6
Provision for loan losses	(30)	2	1	(21)	—	(32)	N/M	(30)	N/M

Net interest income after provision for loan losses	542	481	459	487	451	61	12.6	91	20.2

NONINTEREST INCOME
Service charges on deposit accounts	55	54	54	53	57	1	4.5	(2)	(1.3)
Fiduciary income	44	43	46	43	43	1	1.4	1	3.8
Commercial lending fees	16	16	12	14	14	—	(3.3)	2	6.2
Letter of credit fees	18	18	20	17	17	—	(0.6)	1	4.5
Foreign exchange income	9	9	9	9	9	—	(3.9)	—	14.7
Brokerage fees	10	9	8	9	9	1	10.4	1	12.7
Investment advisory revenue, net	14	12	10	9	8	2	22.7	6	64.7
Card fees	10	9	9	9	8	1	4.5	2	24.9
Bank-owned life insurance	9	10	9	6	10	(1)	(11.5)	(1)	(9.1)
Equity in earnings of unconsolidated subsidiaries	4	4	5	1	3	—	19.0	1	64.9
Warrant income	2	3	2	1	1	(1)	(49.1)	1	6.3
Net securities losses	—	—	—	—	(6)	—	N/M	6	N/M
Net gain on sales of businesses	1	—	—	—	—	1	N/M	1	N/M
Other noninterest income	40	32	26	32	33	8	26.4	7	20.4

Total noninterest income	232	219	210	203	206	13	6.2	26	12.8

NONINTEREST EXPENSES
Salaries	209	197	189	193	185	12	5.6	24	12.7
Employee benefits	46	44	47	40	40	2	3.6	6	15.9

Total salaries and employee benefits	255	241	236	233	225	14	5.3	30	13.2
Net occupancy expense	30	28	32	32	32	2	5.6	(2)	(5.7)
Equipment expense	14	14	14	15	14	—	—	—	0.5
Outside processing fee expense	19	20	17	17	16	(1)	(1.4)	3	18.7
Software expense	12	11	12	12	11	1	3.5	1	8.9
Customer services	29	10	11	6	8	19	193.1	21	249.0
Litigation and operational losses	4	7	3	(3)	16	(3)	(51.6)	(12)	(79.4)
Other noninterest expenses	59	52	49	68	50	7	16.4	9	20.7

Total noninterest expenses	422	383	374	380	372	39	10.1	50	13.5

Income before income taxes	352	317	295	310	285	35	11.3	67	23.7
Provision for income taxes	114	100	96	103	89	14	14.5	25	28.5

NET INCOME	$238	$217	$199	$207	$196	$21	9.8%	$42	21.5%

Basic net income per common share	$1.43	$1.29	$1.18	$1.22	$1.15	$0.14	10.9%	$0.28	24.3%
Diluted net income per common share	1.41	1.28	1.16	1.21	1.13	0.13	10.2	0.28	24.8

Cash dividends declared on common stock	92	92	93	88	88	—	0.5	4	4.1
Dividends per common share	0.55	0.55	0.55	0.52	0.52	—	—	0.03	5.8

N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2005			2004
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$609	$636	$673	$729	$762

Loans charged-off:
Commercial	20	29	28	39	41
Real estate construction:
Real estate construction business line	1	—	—	—	1
Other	—	—	—	—	—

Total real estate construction	1	—	—	—	1
Commercial mortgage:
Commercial real estate business line	—	2	2	4	—
Other	4	5	3	—	7

Total commercial mortgage	4	7	5	4	7
Residential mortgage	—	—	—	—	1
Consumer	6	3	3	5	2
Lease financing	13	3	3	4	—
International	3	1	7	3	1

Total loans charged-off	47	43	46	55	53

Recoveries on loans previously charged-off:
Commercial	23	12	7	14	13
Real estate construction	—	—	—	—	—
Commercial mortgage	1	1	—	1	1
Residential mortgage	—	—	—	—	—
Consumer	2	—	1	—	1
Lease financing	—	—	—	—	—
International	—	1	—	5	5

Total recoveries	26	14	8	20	20

Net loans charged-off	21	29	38	35	33
Provision for loan losses	(30)	2	1	(21)	—

Balance at end of period	$558	$609	$636	$673	$729

Allowance for loan losses as a percentage of total loans	1.33%	1.41%	1.52%	1.65%	1.83%

Net loans charged-off as a percentage of average total loans	0.18	0.27	0.36	0.34	0.33

Allowance for credit losses on lending-related commitments*	$14	$15	$18	$21	$24

* Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2005			2004
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$81	$125	$161	$161	$181
Real estate construction:
Real estate construction business line	4	8	18	31	28
Other	—	2	2	3	3

Total real estate construction	4	10	20	34	31
Commercial mortgage:
Commercial real estate business line	9	9	11	6	10
Other	35	32	38	58	70

Total commercial mortgage	44	41	49	64	80
Residential mortgage	1	2	2	1	1
Consumer	1	2	1	1	2
Lease financing	39	9	12	15	19
International	16	23	24	36	47

Total nonaccrual loans	186	212	269	312	361
Reduced-rate loans	—	—	—	—	—

Total nonperforming loans	186	212	269	312	361
Other real estate	34	34	42	27	27
Nonaccrual debt securities	—	—	—	—	—

Total nonperforming assets	$220	$246	$311	$339	$388

Nonperforming loans as a percentage of total loans	0.44%	0.49%	0.64%	0.76%	0.91%
Nonperforming assets as a percentage of total loans, other real estate and nonaccrual debt securities	0.52	0.57	0.75	0.83	0.98
Allowance for loan losses as a percentage of total nonperforming assets	253	248	204	198	188
Loans past due 90 days or more and still accruing	$14	$24	$23	$15	$20

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$212	$269	$312	$361	$404
Loans transferred to nonaccrual (1)	81	47	66	71	106
Nonaccrual business loan gross charge-offs (2)	(40)	(38)	(42)	(49)	(48)
Loans transferred to accrual status (1)	—	—	(4)	(7)	—
Nonaccrual business loans sold (3)	(19)	—	(14)	(33)	(16)
Payments/Other (4)	(48)	(66)	(49)	(31)	(85)

Nonaccrual loans at end of period	$186	$212	$269	$312	$361

(1) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(2) Analysis of gross loan charge-offs:

Nonaccrual business loans	$40	$38	$42	$49	$48
Performing watch list loans	1	2	1	1	2
Consumer loans and residential mortgage loans	6	3	3	5	3

Total gross loan charge-offs	$47	$43	$46	$55	$53

(3) Analysis of loans sold:

Nonaccrual business loans	$19	$—	$14	$33	$16
Performing watch list loans sold	34	7	4	7	30

Total loans sold	$53	$7	$18	$40	$46

(4)	Net change related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, are included in Payments/Other.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	September 30, 2005			June 30, 2005			September 30, 2004
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$25,230	$378	5.95%	$24,122	$329	5.46%	$22,096	$234	4.21%
Real estate construction loans	3,202	60	7.40	3,101	54	6.99	3,273	46	5.58
Commercial mortgage loans	8,631	138	6.37	8,513	129	6.06	7,951	104	5.22
Residential mortgage loans	1,418	20	5.76	1,357	20	5.75	1,239	18	5.63
Consumer loans	2,703	41	6.04	2,673	38	5.75	2,671	31	4.68
Lease financing	1,300	10	2.98	1,283	13	4.08	1,266	11	3.46
International loans	2,098	33	6.27	2,185	31	5.77	2,149	26	4.87
Business loan swap income	—	(5)	—	—	3	—	—	45	—

Total loans	44,582	675	6.01	43,234	617	5.72	40,645	515	5.04

Investment securities available-for-sale (1)	3,935	38	3.80	3,681	34	3.67	4,225	36	3.31
Short-term investments	549	7	4.76	497	5	4.54	1,556	8	2.17

Total earning assets	49,066	720	5.82	47,412	656	5.54	46,426	559	4.78

Cash and due from banks	1,788			1,697			1,652
Allowance for loan losses	(601)			(645)			(774)
Accrued income and other assets	3,209			3,171			3,044

Total assets	$53,462			$51,635			$50,348

Money market and NOW deposits	$16,987	89	2.09	$17,190	77	1.80	$17,526	47	1.06
Savings deposits	1,531	2	0.52	1,568	1	0.42	1,652	1	0.36
Certificates of deposit	5,912	44	2.92	5,509	36	2.57	5,826	26	1.79
Foreign office time deposits	1,110	12	4.21	738	8	4.23	718	5	2.76

Total interest-bearing deposits	25,540	147	2.28	25,005	122	1.96	25,722	79	1.22

Short-term borrowings	1,804	16	3.52	1,182	9	3.06	251	1	1.36
Medium- and long-term debt	4,144	44	4.26	4,314	41	3.83	4,462	27	2.45

Total interest-bearing sources	31,488	207	2.61	30,501	172	2.26	30,435	107	1.40

Noninterest-bearing deposits	15,734			14,995			14,012
Accrued expenses and other liabilities	1,124			1,039			911
Common shareholders’ equity	5,116			5,100			4,990

Total liabilities and shareholders’ equity	$53,462			$51,635			$50,348

Net interest income/rate spread (FTE)		$513	3.21		$484	3.28		$452	3.38

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			0.94			0.81			0.48

Net interest margin (as a percentage of average earning assets) (FTE)			4.15%			4.09%			3.86%

(1)	The average rate for investment securities available-for-sale was computed using average historical cost.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Nine Months Ended
	September 30, 2005			September 30, 2004
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$24,207	$993	5.48%	$21,997	$669	4.06%
Real estate construction loans	3,119	163	6.97	3,293	129	5.24
Commercial mortgage loans	8,488	385	6.07	7,989	304	5.08
Residential mortgage loans	1,362	58	5.70	1,225	52	5.71
Consumer loans	2,703	115	5.70	2,650	92	4.62
Lease financing	1,281	36	3.72	1,276	39	4.05
International loans	2,173	95	5.82	2,171	73	4.46
Business loan swap income	—	14	—	—	154	—

Total loans	43,333	1,859	5.73	40,601	1,512	4.97

Investment securities available-for-sale (1)	3,802	107	3.69	4,411	111	3.32
Short-term investments	581	18	4.18	1,948	25	1.73

Total earning assets	47,716	1,984	5.55	46,960	1,648	4.68

Cash and due from banks	1,709			1,681
Allowance for loan losses	(644)			(805)
Accrued income and other assets	3,178			3,055

Total assets	$51,959			$50,891

Money market and NOW deposits	$17,326	235	1.81	$17,772	131	0.99
Savings deposits	1,560	6	0.45	1,636	5	0.38
Certificates of deposit	5,661	110	2.60	6,110	76	1.66
Foreign office time deposits	855	26	4.08	655	12	2.47

Total interest-bearing deposits	25,402	377	1.98	26,173	224	1.14

Short-term borrowings	1,148	28	3.26	275	2	1.05
Medium- and long-term debt	4,244	121	3.82	4,607	76	2.22

Total interest-bearing sources	30,794	526	2.28	31,055	302	1.30

Noninterest-bearing deposits	14,955			13,910
Accrued expenses and other liabilities	1,114			897
Common shareholders’ equity	5,096			5,029

Total liabilities and shareholders’ equity	$51,959			$50,891

Net interest income/rate spread (FTE)		$1,458	3.27		$1,346	3.38

FTE adjustment		$3			$2

Impact of net noninterest-bearing sources of funds			0.81			0.44

Net interest margin (as a percentage of average earning assets) (FTE)			4.08%			3.82%

(1)	The average rate for investment securities available-for-sale was computed using average historical cost.

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	March 31,	December 31,	September 30,
(in millions, except per share data)	2005	2005	2005	2004	2004

Commercial loans:
Floor plan	$2,065	$2,766	$2,668	$2,575	$2,270
Other	20,689	20,924	20,112	19,464	18,876

Total commercial loans	22,754	23,690	22,780	22,039	21,146
Real estate construction loans:
Real estate construction business line	2,674	2,587	2,451	2,461	2,641
Other	615	581	584	592	635

Total real estate construction loans	3,289	3,168	3,035	3,053	3,276
Commercial mortgage loans:
Commercial real estate business line	1,440	1,465	1,555	1,556	1,498
Other	7,260	7,071	6,860	6,680	6,433

Total commercial mortgage loans	8,700	8,536	8,415	8,236	7,931
Residential mortgage loans	1,444	1,394	1,335	1,294	1,263
Consumer loans:
Home equity	1,818	1,867	1,797	1,837	1,815
Other consumer	878	834	903	914	907

Total consumer loans	2,696	2,701	2,700	2,751	2,722
Lease financing	1,286	1,296	1,262	1,265	1,260
International loans	1,972	2,239	2,209	2,205	2,117

Total loans	$42,141	$43,024	$41,736	$40,843	$39,715

Goodwill	$247	$247	$247	$247	$247
Other intangible assets	1	1	1	1	1
Loan servicing rights	19	19	19	20	20
Deferred mutual fund distribution costs	7	7	7	8	9
Amortization of intangibles (quarterly)	—	—	—	—	—

Tier 1 common capital ratio*	8.00%	7.88%	8.04%	8.13%	8.16%
Tier 1 risk-based capital ratio*	8.62	8.49	8.66	8.77	8.81
Total risk-based capital ratio *	11.99	12.08	12.49	12.75	13.06
Leverage ratio*	10.10	10.36	10.50	10.37	10.28

Book value per share	$30.81	$30.60	$29.81	$29.94	$29.52

Market value per share for the quarter:
High	$63.38	$59.29	$61.40	$63.80	$61.48
Low	56.80	53.17	53.70	57.81	53.00
Close	58.90	57.80	55.08	61.02	59.35

Quarterly ratios:
Return on average common shareholders’ equity	18.59%	16.99%	15.73%	16.39%	15.68%
Return on average assets	1.78	1.68	1.57	1.63	1.55
Efficiency ratio	56.63	54.49	55.70	56.61	56.08

Number of banking offices	369	363	375	376	364

Number of employees — full time equivalent	10,779	10,826	10,803	10,892	10,839

*	September 30, 2005 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	September 30,	December 31,	September 30,
(in millions, except share data)	2005	2004	2004

ASSETS
Cash and due from subsidiary bank	$16	$1	$1
Short-term investments with subsidiary bank	289	289	215
Investment in subsidiaries, principally banks	5,597	5,585	5,611
Premises and equipment	3	3	3
Other assets	256	304	294

Total assets	$6,161	$6,182	$6,124

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$817	$824	$827
Other liabilities	253	253	261

Total liabilities	1,070	1,077	1,088

Common stock — $5 par value:
Authorized - 325,000,000 shares Issued - 178,735,252 shares at 9/30/05, 12/31/04 and 9/30/04	894	894	894
Capital surplus	448	421	408
Accumulated other comprehensive loss	(158)	(69)	(24)
Retained earnings	4,683	4,331	4,222
Less cost of common stock in treasury - 13,469,654 shares at 9/30/05, 8,259,328 shares at 12/31/04 and 8,169,292 shares at 9/30/04	(776)	(472)	(464)

Total shareholders’ equity	5,091	5,105	5,036

Total liabilities and shareholders’ equity	$6,161	$6,182	$6,124

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY
Comerica Incorporated and Subsidiaries

			Accumulated
			Other			Total
	Common	Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except share data)	Stock	Surplus	Income (Loss)	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2004	$894	$384	$74	$3,973	$(215)	$5,110
Net income	—	—	—	550	—	550
Other comprehensive loss, net of tax	—	—	(98)	—	—	(98)

Total comprehensive income						452
Cash dividends declared on common stock ($1.56 per share)	—	—	—	(268)	—	(268)
Purchase of 5,977,723 shares of common stock	—	—	—	—	(336)	(336)
Net issuance of common stock under employee stock plans	—	(2)	—	(33)	87	52
Recognition of stock-based compensation expense	—	26	—	—	—	26

BALANCE AT SEPTEMBER 30, 2004	$894	$408	$(24)	$4,222	$(464)	$5,036

BALANCE AT JANUARY 1, 2005	$894	$421	$(69)	$4,331	$(472)	$5,105
Net income	—	—	—	654	—	654
Other comprehensive loss, net of tax	—	—	(89)	—	—	(89)

Total comprehensive income						565
Cash dividends declared on common stock ($1.65 per share)	—	—	—	(277)	—	(277)
Purchase of 6,516,700 shares of common stock	—	—	—	—	(379)	(379)
Net issuance of common stock under employee stock plans	—	(5)	—	(25)	75	45
Recognition of stock-based compensation expense	—	32	—	—	—	32

BALANCE AT SEPTEMBER 30, 2005	$894	$448	$(158)	$4,683	$(776)	$5,091

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business Bank			Small Business & Personal Financial Services			Wealth & Institutional Management
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Three Months Ended	2005	2005	2004	2005	2005	2004	2005	2005	2004

Earnings summary:
Net interest income (expense) (FTE)	$367	$350	$345	$153	$152	$149	$38	$37	$38
Provision for loan losses	(23)	18	(5)	7	(2)	1	(4)	1	(1)
Noninterest income	71	71	65	54	53	53	83	79	75
Noninterest expenses	184	159	143	138	132	126	89	88	74
Provision (benefit) for income taxes (FTE)	91	81	99	22	26	27	13	10	15

Net income (loss)	$186	$163	$173	$40	$49	$48	$23	$17	$25

Net charge-offs	$16	$21	$28	$7	$5	$4	$(2)	$3	$1

Selected average balances:
Assets	$36,661	$35,435	$32,969	$6,575	$6,446	$6,348	$3,716	$3,622	$3,491
Loans	35,273	34,110	31,785	5,862	5,768	5,618	3,428	3,335	3,233
Deposits	20,877	20,352	19,386	16,774	16,874	16,757	2,550	2,414	2,467
Liabilities	21,678	21,151	20,086	16,774	16,871	16,751	2,555	2,422	2,475
Attributed equity	2,548	2,501	2,438	805	792	774	420	412	410

Statistical data:
Return on average assets (1)	2.03%	1.84%	2.10%	0.91%	1.10%	1.09%	2.45%	1.83%	2.91%
Return on average attributed equity	29.17	26.08	28.42	19.79	24.56	24.64	21.67	16.13	24.77
Net interest margin (2)	4.12	4.10	4.30	3.62	3.63	3.52	4.35	4.38	4.65
Efficiency ratio	42.08	37.89	34.88	66.96	64.34	62.29	73.61	75.74	65.64

	Finance			Other			Total
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Three Months Ended	2005	2005	2004	2005	2005	2004	2005	2005	2004

Earnings summary:
Net interest income (expense) (FTE)	$(47)	$(56)	$(80)	$2	$1	$—	$513	$484	$452
Provision for loan losses	—	—	—	(10)	(15)	5	(30)	2	—
Noninterest income	11	21	16	13	(5)	(3)	232	219	206
Noninterest expenses	—	—	—	11	4	29	422	383	372
Provision (benefit) for income taxes (FTE)	(16)	(17)	(24)	5	1	(27)	115	101	90

Net income (loss)	$(20)	$(18)	$(40)	$9	$6	$(10)	$238	$217	$196

Net charge-offs	$—	$—	$—	$—	$—	$—	$21	$29	$33

Selected average balances:
Assets	$5,526	$5,192	$6,737	$984	$940	$803	$53,462	$51,635	$50,348
Loans	(22)	(22)	(17)	41	43	26	44,582	43,234	40,645
Deposits	1,008	338	1,123	65	22	1	41,274	40,000	39,734
Liabilities	6,995	5,844	5,834	344	247	212	48,346	46,535	45,358
Attributed equity	517	519	616	826	876	752	5,116	5,100	4,990

Statistical data:
Return on average assets (1)	N/M	N/M	N/M	N/M	N/M	N/M	1.78%	1.68%	1.55%
Return on average attributed equity	N/M	N/M	N/M	N/M	N/M	N/M	18.59	16.99	15.68
Net interest margin (2)	N/M	N/M	N/M	N/M	N/M	N/M	4.15	4.09	3.86
Efficiency ratio	N/M	N/M	N/M	N/M	N/M	N/M	56.63	54.49	56.08

(1) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(2) Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.
N/M — Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Midwest & Other Markets			Western			Texas
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Three Months Ended	2005	2005	2004	2005	2005	2004	2005	2005	2004

Earnings summary:
Net interest income (expense) (FTE)	$272	$272	$267	$214	$196	$195	$61	$60	$60
Provision for loan losses	—	30	20	(18)	(5)	(17)	2	(10)	(8)
Noninterest income	154	148	139	30	32	31	20	19	19
Noninterest expenses	233	229	207	122	98	88	48	45	42
Provision (benefit) for income taxes (FTE)	59	50	58	52	50	64	11	15	16

Net income (loss)	$134	$111	$121	$88	$85	$91	$20	$29	$29

Net charge-offs	$23	$24	$19	$(2)	$5	$14	$(1)	$—	$—

Selected average balances:
Assets	$25,324	$25,305	$24,021	$14,920	$13,616	$12,777	$5,262	$5,127	$4,658
Loans	23,832	23,879	22,731	14,226	12,947	12,067	5,070	4,945	4,498
Deposits	18,857	18,918	19,067	17,415	16,777	15,517	3,611	3,671	3,791
Liabilities	19,621	19,679	19,772	17,458	16,821	15,521	3,612	3,671	3,787
Attributed equity	2,162	2,132	2,129	1,055	1,042	1,002	482	463	429

Statistical data:
Return on average assets (1)	2.11%	1.76%	2.01%	1.88%	1.89%	2.20%	1.54%	2.24%	2.55%
Return on average attributed equity	24.71	20.88	22.72	33.07	32.44	36.31	16.88	24.85	27.64
Net interest margin (2)	4.49	4.53	4.63	4.87	4.69	4.98	4.73	4.86	5.30
Efficiency ratio	54.77	54.43	50.92	50.17	43.02	39.03	59.79	57.28	52.67

	Florida			Finance & Other Businesses			Total
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Three Months Ended	2005	2005	2004	2005	2005	2004	2005	2005	2004

Earnings summary:
Net interest income (expense) (FTE)	$11	$11	$10	$(45)	$(55)	$(80)	$513	$484	$452
Provision for loan losses	(4)	2	—	(10)	(15)	5	(30)	2	—
Noninterest income	4	4	4	24	16	13	232	219	206
Noninterest expenses	8	7	6	11	4	29	422	383	372
Provision (benefit) for income taxes (FTE)	4	2	3	(11)	(16)	(51)	115	101	90

Net income (loss)	$7	$4	$5	$(11)	$(12)	$(50)	$238	$217	$196

Net charge-offs	$1	$—	$—	$—	$—	$—	$21	$29	$33

Selected average balances:
Assets	$1,446	$1,455	$1,352	$6,510	$6,132	$7,540	$53,462	$51,635	$50,348
Loans	1,435	1,442	1,340	19	21	9	44,582	43,234	40,645
Deposits	318	274	235	1,073	360	1,124	41,274	40,000	39,734
Liabilities	316	273	232	7,339	6,091	6,046	48,346	46,535	45,358
Attributed equity	74	68	62	1,343	1,395	1,368	5,116	5,100	4,990

Statistical data:
Return on average assets (1)	2.01%	1.04%	1.41%	N/M	N/M	N/M	1.78%	1.68%	1.55%
Return on average attributed equity	38.96	22.09	30.55	N/M	N/M	N/M	18.59	16.99	15.68
Net interest margin (2)	3.16	2.92	3.01	N/M	N/M	N/M	4.15	4.09	3.86
Efficiency ratio	51.08	47.94	44.35	N/M	N/M	N/M	56.63	54.49	56.08

(1) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(2) Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.
N/M — Not Meaningful